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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 30, 1998

                              CMC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

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
                DELAWARE                             0-22971                      62-1434910
     (State or other jurisdiction of               (Commission                 (I.R.S. Employer
      incorporation or organization)               File Number)               Identification No.)
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
                4950 PATRICK HENRY DRIVE, SANTA CLARA,                              95054
                              CALIFORNIA                                          (Zip Code)
               (Address of principal executive offices)


              Registrant's telephone number, including area code:      (408) 982-9999
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ITEM 5.     OTHER EVENTS

            On January 26, 1998, CMC Industries, Inc., a Delaware corporation (the "Company") announced the appointment of M. Kenneth Oshman and Richard M. Moley to the Company's Board of Directors. The Company also announced that it had raised approximately $3.7 million through a private placement to Dr. Oshman and Mr. Moley of an aggregate of 500,000 shares of the Company's Common Stock. The Company granted these investors certain registration rights that may not be exercised prior to January 23, 1999. The purpose of the offering was principally to provide additional financial flexibility to take advantage of business opportunities as they arise.

            A copy of the press release publicly announcing the transaction is filed herewith as Exhibit Number 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)  Financial Statements of Businesses Acquired.

                 Not applicable.

            (b)  Pro Forma Financial Information.

                 Not applicable.

            (c)  Exhibits


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   EXHIBIT NUMBER                               DESCRIPTION
-----------------     ---------------------------------------------------------
      99.1            Press release issued by the Company on January 26, 1998.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CMC INDUSTRIES, INC.


Dated:  January 26, 1998            By: /s/ MATTHEW G. LANDA
                                       ----------------------------------------
                                    Name: Matthew G. Landa,
                                    President and Chief Executive Officer


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                                 EXHIBIT INDEX

EXHIBIT NUMBER                DESCRIPTION
--------------   -----------------------------------------------------------

    99.1         Press release issued by the Company on January 26, 1998.